Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF

AIREON LLC

A DELAWARE LIMITED LIABILITY COMPANY

This Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement (this “Amendment”), of Aireon LLC (the “Company”), is dated as of January 14, 2015 and is entered into by NAV CANADA Satellite, Inc, a Delaware corporation; Iridium Satellite LLC, a Delaware limited liability company; ENAV North Atlantic LLC, a Delaware limited liability company; Irish Aviation Authority Limited, a company organized under the laws of the Republic of Ireland; and Naviair Surveillance A/S, a Danish limited liability company (collectively, the “Members”); NAV CANADA, a Canadian corporation; Enav, S.p.A., a company formed under the laws of the Italian Republic (“Enav”); Naviair, an independent state owned company owned by the Kingdom of Denmark, registered with the Danish Business Authority under CVR-no.: 26 05 97 63; and the Company.

RECITALS

A.           The Members, NAV CANADA, Enav, Naviair and the Company are party to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 14, 2014, as amended (the “Operating Agreement”).

B.           The Members, NAV CANADA, Enav, Naviair and the Company wish to amend the Operating Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.           Amendments.

a.           The definition of “Book Value” contained in Article 1 of the Operating Agreement is hereby amended and restated in its entirety and replaced with the following:

““Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(i)	The initial Book Value of any Company asset contributed by a Member to the Company shall be the gross fair market value of such Company asset as of the date of such contribution;

(ii)	The Book Value of each Company asset shall be adjusted to equal its respective gross fair market value upon the following events:

a.	each of the Financing Tranches other than the First NAV CANADA Tranche Financing, the Mandatory Iridium Redemption, or any conversion of Preferred Interests into Common Interests pursuant to a Conversion Election, unless the Board of Directors determines (subject to Section 6.12.2.3) that such adjustment is not necessary to reflect the relative economic interests of the Members in the Company;

b.	(A) except as set forth above, the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution unless the Board of Directors determines that such adjustment is not necessary to reflect the relative economic interests of the Members in the Company; (B) the distribution by the Company to a Member of more than a de minimis amount of Company assets (other than cash) as consideration for all or parts of its Interests unless the Board of Directors determines that such adjustment is not necessary to reflect the relative economic interests of the Members in the Company; (C) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (D) in connection with and at the time of a grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member;

(iii)	The Book Value of a Company asset distributed to any Member shall be the fair market value (taking into account Section 7701(g) of the Code) of such Company asset as of the date of distribution thereof;

(iv)	The Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Sections §1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

(v)	If the Book Value of a Company asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv) above, such Book Value shall thereafter be adjusted to reflect the depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.”

b.           Section 4.4 of the Operating Agreement is hereby amended and restated in its entirety and replaced with the following:

“4.4 Tax Allocations; Code Section 704(c). The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among such Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members for tax purposes to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

Notwithstanding the previous sentence, such items shall be allocated among the Members in a different manner to the extent required by Code Section 704(c) and the Treasury Regulations thereunder (dealing with contributed property), Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) (dealing with property having a book value different than its tax basis) and 1.704-1(b)(4)(ii) (dealing with tax credit items). The Members agree that, for purposes of Section 704(c) of the Code, with respect to tax items attributable to any book-tax differences (whether from property contributed to the Company or resulting from revaluations of Company property), the Company will use the “remedial method” as described in Treasury Regulations Section 1.704-3(d) unless the Board directs (subject to Section 6.12.2.4) the Company to use a method other than the remedial method. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of profits, losses, other items or distributions pursuant to any provisions of this Agreement.”

c.           Section 6.12.2.3 of the Operating Agreement is hereby deleted, and the following new Sections 6.12.2.3, 6.12.2.4 and 6.12.2.5 are added:

“6.12.2.3             Determining that an adjustment to Book Value for one of the events listed in Section (ii)a of the definition of Book Value is not necessary to reflect the relative economic interests of the Members in the Company.

6.12.2.4               Directing the Company to use a method of allocation other than the “remedial method” with respect to tax items attributable to any book-tax differences under Section 4.4.

6.12.2.5               Entering into an agreement to do any of the foregoing set forth in this Section 6.12.2.”

2.           Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the other provisions of the Operating Agreement. In the event of any conflict between the Operating Agreement, any previous amendment of the Operating Agreement, this Amendment and any subsequent amendment, the document later in time shall prevail.

3.           This Amendment shall be binding upon and shall inure to the benefit of the successors in interest of the parties hereto.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first hereinabove set forth.

Aireon LLC

By:	/s/ Donald L. Thoma
Name: Donald L. Thoma
Title: Chief Executive Officer

NAV CANADA		Enav S.p.A.

By:	/s/ John Crichton	By:	/s/ Massimo Bellizzi
Name: John Crichton		Name: Massimo Bellizzi
Title: President & CEO		Title: General Director

By:	/s/ Neil Wilson	Naviair
Name: Neil Wilson
Title: Exec. VP Administration & General Counsel
		By:	/s/ Morten Dambæk
Name: Morten Dambæk
Title: CEO

Signature Page to Amendment No. 1

MEMBERS:

NAV CANADA Satellite, Inc.		Iridium Satellite LLC

By:	/s/ Neil Wilson	By:	/s/ Thomas J. Fitzpatrick
Name: Neil Wilson		Name: Thomas J. Fitzpatrick
Title: Vice President & Secretary		Title: Chief Financial Officer

By:	/s/ John Crichton
Name: John Crichton
Title: President

Naviair Surveillance A/S		ENAV North Atlantic LLC

By:	/s/ Hanne Lund	By:
Name: Hanne Lund		Name:
Title: CEO		Title:

By:	/s/ Morten Dambæk
Name: Morten Dambæk
Title: CEO

Irish Aviation Authority Limited

By:	/s/ Eamonn Brennan
Name: Eamonn Brennan
Title: Chief Executive

Signature Page to Amendment No. 1